Exhibit 10.1

The Wet Seal, Inc. Amended and Restated Severance and Change In Control Plan
Participation Agreement for Christine Lee
WHEREAS, The Wet Seal, Inc. (the “Company”) sponsors and maintains The Wet Seal, Inc. Amended and Restated Severance and Change In Control Plan (the “Plan”), and has executed this agreement (the “Participation Agreement”) in order to offer Christine Lee (the “Executive”) the opportunity to participate in the Plan;
WHEREAS, the Executive has received a copy of the Plan; and
WHEREAS, the parties acknowledge that capitalized terms not defined in this Participation Agreement shall have the meaning assigned to them in the Plan; and
WHEREAS, the Executive understands that the Executive must irrevocably agree to the terms of the Plan as amended by this Participation Agreement in order to become a participant in the Plan; and
WHEREAS, the Executive must sign and return this Participation Agreement to Alyson Barker no later than September 5, 2014 to become a participant in the Plan.
NOW, THEREFORE, the parties hereby agree as follows:

1.	Executive shall become a participant in the Plan as of September 3, 2014.

2.
Executive understands that Executive will not receive any benefits under the Plan unless Executive complies with the terms and conditions of the Plan, including timely signing and returning the Release in the required form.

3.	In consideration of becoming a Plan Participant, the Executive hereby agrees to the following amendment to the Plan as to her:

Section 5.2 of the Plan is hereby replaced with the text of Exhibit A as to Executive solely with respect to the Performance Share Units granted to Executive on September 3, 2014.

4.
Executive understands that this Participation Agreement and the Plan, along with any applicable equity grant documents set forth the entire agreement between the parties with respect any right to severance benefits Executive may become entitled to receive in connection with a termination of employment with the Company.

5.
This Participation Agreement shall terminate, and the Executive’s status as a Participant in the Plan shall end, on the termination of the Plan, the date Executive ceases to be employed in a position eligible to participate in the Plan, or the Executive’s termination for Cause, whichever occurs first.

ACCEPTED AND AGREED TO this 3rd day of September, 2014.

The “Executive”:		The “Company”:
The Wet Seal, Inc.
/s/ Christine Lee	By	/s/ Steven H. Benrubi
Christine Lee		A Duly Authorized Officer

Exhibit A

Section 5.2 of the Plan is superseded by the following text as to Christine Lee only with respect to the Performance Share Units Ms. Lee was granted on September 3, 2014:
5.2    Vesting of Equity Awards.
(i)If, in connection with the Change in Control, any of the Participant’s outstanding and unvested Performance Share Units granted to Participant on September 3, 2014 (the “Initial PSU Grant”) are not assumed by or converted into economically equivalent awards for or with respect to securities of the acquiring or successor company (or a parent company thereof), then 1/3rd of the Initial PSU Grant to the extent then outstanding and unvested will vest immediately prior to the Change in Control, such that the Participant will be able to realize the full value of such portion of the Initial PSU Grant as if it had become vested prior to the Change in Control transaction.

(ii)If, in connection with a Change in Control, any of the Participant’s outstanding and unvested Initial PSU Grant is assumed by or converted into economically equivalent awards for or with respect to securities of the acquiring or successor company (or a parent company thereof), then-

(1)if the Change in Control occurs before the end of the applicable performance period, then 1/3rd of the Initial PSU Grant to the extent then outstanding and unvested will vest immediately prior to the Change in Control, such that the Participant will be able to realize the full value of such portion of the Initial PSU Grant as if it had become vested prior to the Change in Control transaction; and

(2)if the Participant’s employment is terminated in a Covered Termination within one year after the date of the Change in Control, then 1/3rd of the Initial PSU Grant to the extent then outstanding and unvested will thereupon become fully vested.